SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of May 15, 2014 by and between Bay Bancorp, Inc., a Maryland corporation (the “Company”), and each of the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).  The Company and each Investor are sometimes each referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”.

Recitals

A.The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

B.The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 1,422,764 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (together with any securities into which such common stock may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”), at a purchase price of $4.92 per Share (the “Purchase Price”); and

C.Contemporaneous with the sale of the Shares, the Parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Bank” means the Company’s wholly owned banking subsidiary, Bay Bank, FSB, a federal savings bank.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“HOL Act” means the Home Owners Loan Act of 1933, as amended.

“Intellectual Property” means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents; provided that “Material Adverse Effect” shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in GAAP or regulatory accounting principles generally applicable to financial institutions, except to the extent such change disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, and (z) actions or omissions by any Party taken with the prior written permission of the other Party or upon the recommendation of the other party or required under this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NASDAQ” means The NASDAQ Capital Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Investors” means (i) prior to the Closing, the Investors who, together with their Affiliates, have agreed to purchase a majority of the Shares pursuant to this Agreement, and (ii) from and after the Closing, the Investors beneficially owning a majority of the Shares then beneficially owned by all Investors.

“SEC Filings” has the meaning set forth in Section 4.6.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

3. Closing.  Unless the Parties make other arrangements, the closing of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Gordon Feinblatt LLC, 233 East Redwood Street, Baltimore, Maryland 21202 or remotely via the exchange of documents and signatures by facsimile or e-mail. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Baltimore time, on the first (1st) Business Day following the day on which the conditions to the Closing set forth in Section 6 below are satisfied or waived.  At the Closing, (a) each Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement and (b), upon payment in full of the aggregate Purchase Price for the Shares, the Company shall deliver to the Investors a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares.

4. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and each of the Company’s Subsidiaries is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction under which it was formed.  The Company has all requisite power and authority to carry on its business as now conducted and to own or lease its properties and to execute, deliver and perform all of its obligations under the Transaction Documents and to consummate the transactions contemplated thereby.  Each of the Company’s Subsidiaries has all requisite power and authority to carry on its business as now conducted and to own or lease its properties.  Each of the Company and its Subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company is duly registered as a savings and loan holding company under the HOL Act. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.  The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2 Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares~~.~~  Assuming the due execution and delivery by the Investors, the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  All of the issued and outstanding capital securities of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company or any of its Subsidiaries.  Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company or any of its Subsidiaries and any of its or their respective securityholders (other than the Investors) relating to the securities of the Company or any of its Subsidiaries held by them.  Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person other than the Investors has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.  Except as described on Schedule 4.3, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.  Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents.

(a) The execution, delivery and performance by the Company of the Transaction Documents and (b) the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws or the rules of any applicable securities exchange or securities market, (ii) post-sale filings pursuant to applicable state and federal securities laws and the rules of any applicable securities exchange or securities market which the Company undertakes to file within the applicable time periods, and (iii) such consents, actions and filings as have been made and are in full force and effect.

(b) Subject to the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, the Maryland Business Combination Act, and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the Registration Rights Agreement.

4.6 Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds.  The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes; provided, however, that the Company contribute the net proceeds to the Bank to be used by it for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since December 31, 2013, except (a) as identified and described in the SEC Filings or (b) as described on Schedule 4.8, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;
(d) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of -6-

business and which have not had and could not reasonably be expected to have a Material Adverse Effect taken as a whole (as such business is presently conducted and as it is proposed to be conducted);
(f) any change or amendment to the Company’s Articles of Incorporation or Bylaws, the Bank’s Charter or Bylaws, or material change to any Material Contract;
(g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;
(h) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;
(i) any loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;
(j) any loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or
(k) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
4.9 SEC Filings; S-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2012 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale or other disposition by the Investors as contemplated by the Registration Rights Agreement.

4.10 No Conflict, Breach, Violation or Default.

(a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not (i) conflict with or result in a breach or violation of (A) any of the terms and provisions of, or constitute a default under, the Company’s Articles of Incorporation or Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), (B) the Bank’s Charter or Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors, or (C) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.

(b) Neither the Company nor any of its Subsidiaries is:

(i) in default under any laws, orders, or permits applicable to their business or employees conducting their businesses, except for defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or

(ii) except as described on Schedule 4.10, in receipt of any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof (A) asserting that the Company or the Bank or any of their respective employees (including officers and directors) is in violation of any of the laws or orders which such governmental authority or regulatory authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or which would have the effect of revoking or limiting FDIC deposit insurance or (B) requiring the Company or the Bank to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management.

(c) Except as described on Schedule 4.10, neither the Company nor the Bank (i) has received from any federal, state, or local government or any regulatory authority any notice or threat (whether written or, to the Company’s Knowledge, oral) of enforcement actions or any criticism or recommended action that would reasonably be determined to be material to the assets and operations, taken as a whole, of the Company or the Bank, or (ii) has a reasonable basis to believe that any notice, threat, criticism or recommended action from any federal, state, or local government or any regulatory authority concerning capital, compliance with applicable laws, safety or soundness, fiduciary duties or other banking or business practices is contemplated that could have a material effect on the assets and operations, taken as a whole, of the Company or the Bank.

4.11 Tax Matters.  The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except for taxes which it reasonably disputes in good faith and for which appropriate reserves have been established on the Company’s books and records.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which has not had and could not reasonably be expected to have a Material Adverse Effect taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or properties.  Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties.  Except as disclosed in the SEC Filings, (a) the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them, and (b) the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their respective businesses now operated by them, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) Except as disclosed in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees.  There are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees.  No demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company.  To the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) To the Company’s Knowledge, each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Except as disclosed on Schedule 4.15, none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two years from the date of this Agreement. The Company has no Knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as disclosed on Schedule 4.15, there is no claim, action or proceeding being made or brought, or to the Knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16 Environmental Matters.  Neither the Company nor any Subsidiary (a) is in material violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (b) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (d) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  There is no pending or, to the Company’s Knowledge, threatened investigation that might lead to any claim described in items (a) through (d) of this Section 4.16.

4.17 Legal Proceedings.  There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties that are reasonably likely to have a Material Adverse Effect, and, to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.  Except as disclosed in the SEC Filings or on Schedule 4.17, neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2010 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty or under applicable banking laws.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.18 Financial Statements.  The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Allowance for Possible Loan Losses.  The Company and the Bank maintain an allowance for loan and credit losses (the “ALLL”) in accordance with applicable bank regulatory requirements and the requirements of GAAP.  As of March 31, 2014, management of the Company reasonably believed that the ALLL of the Company and the Bank was in compliance in all material respects with their existing methodology for determining the adequacy of the ALLL as well as standards established by the Federal Reserve Board and the Financial Accounting Standards Board, and was adequate under all such standards.

4.20 Insurance Coverage.  The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.21 Compliance with NASDAQ Continued Listing Requirements.  The Company is in compliance with applicable NASDAQ continued listing requirements.  There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on NASDAQ and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from NASDAQ.

4.22 Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.23 No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.24 No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration under the 1933 Act of the offer and sale of the Shares pursuant to this Agreement.

4.25 Private Placement.  Subject to the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.26 Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.27 Transactions with Affiliates.  Except as disclosed in the SEC Filings, none of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors) of the type required to be disclosed in any existing or future SEC Filing pursuant to Item 404 of the SEC’s Regulation S-K.

4.28 Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.29 Disclosures.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.30 Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.31 Community Reinvestment Act. The Bank has complied in all material respects with the provisions of the Community Reinvestment Act (“CRA”) and the rules and -13-

regulations thereunder, has a CRA rating of not less than “satisfactory,” has received no material criticism from regulatory authorities with respect to discriminatory lending practices, and the Company is not in aware of any conditions or circumstances that are likely to result in the Bank receiving a CRA rating of less than “satisfactory” or a material criticism from regulatory authorities with respect to discriminatory lending practices.

4.32 Bank Secrecy Act Compliance.  The Bank is in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), and all regulations promulgated thereunder, including, but not limited to, those provisions that address suspicious activity reports and compliance programs, and all applicable requirements of the Office of Foreign Assets Control.  Without limiting the foregoing, the Bank has implemented a Bank Secrecy Act compliance program that adequately covers in all material respects all of the required program elements as required by 12 C.F.R. § 326.8.

4.33 Deposits.  The deposit accounts, certificates of deposit, and any similar accounts maintained by any Person with the Bank (the “Deposits”) are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law, and, to the Company’s Knowledge, all premiums and assessments required to be paid in connection therewith have been paid upon the Bank’s receipt of an invoice.

4.34 Regulatory Capital Levels.

(a) As of March 31, 2014, the Bank meets or exceeds the standards necessary to be considered “well capitalized” under the Federal Deposit Insurance Company’s regulatory framework for prompt corrective action.

(b) Following the purchase and sale of the Shares contemplated hereby, taking into account the proceeds thereof and assuming the net proceeds thereof are contributed by Company to the Bank in accordance with Section 4.7, the Company and Bank will each have a leverage ratio of not less than 8.0% and a total risk-based capital ratio of not less than 10.0%, calculated in accordance with the Federal Deposit Insurance Company’s regulatory framework for prompt corrective action.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence.  If an entity, such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite power and authority to purchase the Shares to be purchased by it hereunder and to execute and deliver this Agreement and Registration Rights Agreement.  The information with respect to such Investor set forth on the signature page hereto is true, complete and accurate in all material respects.

5.2 Authorization.  Assuming the due authorization, execution and delivery thereof by the Company, the Transaction Documents constitute such Investor’s valid and legally binding obligation, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Purchase Entirely for Own Account.  The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person, and has no present intention of having any such agreement or understanding, to distribute any of the Shares in violation of applicable securities laws.  Such Investor is neither (x) a broker-dealer registered under the 1934 Act or an entity engaged in a business that would require it to be so registered nor (y) in the business of underwriting securities.

5.4 Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.  Such Investor acknowledges receipt, as contemplated by Section 4.6 above, of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Restricted Securities.  Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  Without limiting the scope of the foregoing, such Investor acknowledges that the Shares have not been and, except as provided in the Registration Rights Agreement, are not being registered under the 1933 Act and may not be transferred or resold without registration under the 1933 Act or unless pursuant to an exemption therefrom.

5.7 Legends. It is understood that, except as provided in Section 7.7 of this Agreement, certificates evidencing the Shares will bear the following legends:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8 Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.10 Reliance on Representations.  Such Investor understands that the Shares are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 5 to determine the availability of such exemptions and the eligibility of such Investor to acquire the Shares.

5.11 Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or such Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12 Prohibited Transactions.  Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (x) the termination of this Agreement, (y) the Effective Date or (z) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of such Investor as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.12.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase its Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.
(d) The Company shall have filed with NASDAQ a Notification Form: Listing of Additional Shares for the listing of the Shares on NASDAQ, a copy of which shall have been provided to the Investors.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or by the Registration Rights Agreement.

(f) The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the -17-

Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (i) of this Section 6.1.

(g) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the Registration Rights Agreement, the issuance of the Shares, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h) The Investors shall have received an opinion from Gordon Feinblatt LLC, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(i) No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) Each of the Investors shall have executed and delivered the Registration Rights Agreement.
(c) Each of the Investors shall have delivered the aggregate Purchase Price for the Shares to the Company.
6.3 Termination of Obligations to Effect Closing; Effects.
(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(b) Upon the mutual written consent of the Company and the Investors;
(c) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(d) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
(e) By either the Company or any Investor if the Closing has not occurred on or prior to May __, 2014;

provided,  however, that, except in the case of clause (b) above, the Party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement if such breach has resulted in the circumstances giving rise to such Party’s seeking to terminate its obligation to effect the Closing.

7. Covenants and Agreements of the Company.

7.1 Reports.  The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided,  however, that the Company shall not disclose material nonpublic information to any Investor, or to any Investor’s advisors or representatives, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor enters into an appropriate confidentiality agreement with the Company with respect thereto; except that the Company may, without regard to the foregoing proviso, disclose material non-public information to any of the Investor’s directors, officers, members, managers, employees, agents, advisors and/or representatives who are then serving on the board of directors of the Company or the board of directors (or similar body) of a Subsidiary of the Company in connection with or furtherance of such service.

7.2 No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.
7.4 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.
7.5 Listing of Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares to be listed on NASDAQ -19-

no later than the Closing Date.  Further, if the Company applies to have its Common Stock traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Shares to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.6 Termination of Covenants.  The provisions of Sections 7.1 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.7 Removal of Legends.  In connection with any sale or disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Shares sold or disposed of without restrictive legends.  Upon the earlier of (a) registration for resale pursuant to the Registration Rights Agreement or (b) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (i) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with (A) either a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (B) a statement by the Investor or its broker that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (ii) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Shares to be replaced with certificates which do not bear such restrictive legends.  When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (x) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (y) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  Each Investor shall provide the Company written notice indicating the amounts payable to such Investor in respect of the Buy-In.

7.8 Subsequent Equity Sales.

(a) From the date hereof until ninety (90) days after the Closing Date, without the consent of the Required Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.  Notwithstanding the foregoing, the provisions of this Section 7.8(a) shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or exchange of any securities of the Company or a Subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof or (ii) the issuance of any Common Stock or Common Stock Equivalents pursuant to its equity compensation and/or incentive plans (“Stock Plans”).

(b) From the date hereof until the earlier of (i) one year from the Closing Date or (ii) such time as no Investor holds any Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction”.  The term “Variable Rate Transaction” shall mean a transaction in which the Company (A) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (B) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

(c) The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.9 Equal Treatment of Investors.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

8. Survival and Indemnification.
8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.
8.2 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b) Each Investor agree severally, and not jointly with the other Investors,  to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of a breach of any representation or warranty made by such Investor in Section 5 above, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings.  Any Person entitled to indemnification under this Section 8 shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified Parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9. Miscellaneous.

9.1 Successors and Assigns.  This Agreement may not be assigned by a Party without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original of this Agreement for all purposes.  Signatures of the Parties transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

9.3 Titles and Subtitles; Construction.  The titles and subtitles used in this Agreement are used for convenience only.  They form no part of this Agreement and shall not affect its construction or interpretation.  All references to Sections, subsections, paragraphs, clauses or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, clauses or other subdivisions of this Agreement.  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. As used in this

Agreement, the words “hereby”, “herein”, hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.4 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other Party:

If to the Company:

Bay Bancorp, Inc.

2328 West Joppa Road, Suite 325

Lutherville, Maryland 21093

Attention:  Kevin B. Cashen, President and CEO

Fax:  (410) 494-2589

With a copy to:

Gordon Feinblatt LLC

233 East Redwood Street

Baltimore, Maryland 21202

Attention:  Andrew Bulgin, Esq.

Fax:  (410) 576-4196.

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses.  The Parties shall pay their own costs and expenses in connection herewith.  In the event that legal proceedings are commenced by a Party against the other Party in connection with this Agreement or the Registration Rights Agreement, or the transactions contemplated hereby or thereby, the Party that does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing Party.

9.6 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors.  Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

9.7 Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 5:00 p.m. (New York City time) on the trading day immediately following the execution and delivery of this Agreement by the Parties (the “Disclosure Deadline”), the Company shall issue a press release disclosing the entry into this Agreement and the transactions contemplated hereby.  From and after the Disclosure Deadline, (a) the Investors will be deemed by the Company to not be in possession of any material non-public information, except to the extent that any material non-public information in the possession of any director, officer, member, manager, employee, agent, advisor and/or representative of an Investor or its Affiliates who also serves on the board of directors of the Company or the board of directors (or similar body) of a Subsidiary of the Company is imputed to such Investor, and (b) the Investors will be free to trade in the securities of the Company, subject to (i) restrictions on transfer arising under the 1933 Act, (ii) the provisions of Section 5.12, and (iii) restrictions imposed on an Investor by virtue of the fact that any of its directors, officers, members, managers, employees, agents, advisors and/or representatives also serve on the board of directors of the Company or the board of directors (or similar body) of a Subsidiary of the Company.  The Company acknowledges that the Investors will be entitled to rely on the representation and warranty contained in the foregoing sentence in effecting transactions in the Company’s securities and that such reliance is reasonable.  No later than the fourth (4th) Business Day following the execution and delivery of this Agreement by the Parties, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence and copies of the Transaction Documents.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC or NASDAQ.

9.8 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the Registration Rights Agreement constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland without regard to the choice of law principles thereof.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland located in Baltimore County and the United States District Court for the District of Maryland for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.13 No Reliance.  Each Party acknowledges that (a) it has such knowledge in business and financial matters as to be fully capable of evaluating the Transaction Documents, and the transactions contemplated thereby, (b) it is not relying on any advice or representation or warranty of any other Party in connection with entering into the Transaction Documents or such transactions (other than the representations and warranties made in the Transaction Documents), (c) it has not received from any other Party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into the Transaction Documents or the performance of its obligations thereunder, and (d) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into the Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by the other Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:BAY BANCORP, INC.

By:/s/ Kevin B. Cashen

Name:Kevin B. Cashen

Title:President and CEO

[Signature Page for Investors Follows]

Counterpart Signature Page

FOR ENTITY INVESTORS:FOR INDIVIDUAL INVESTORS:

Signature:

[Name of Entity]Name:

By:    Taxpayer ID #:

Name:  State of Residence:

Title:

Taxpayer ID #:

State of Principal Office:

ADDRESS FOR DELIVERY:ADDRESS FOR NOTICE IF DIFFERENT:

_________________________________

__________________________________________________________________

Attention:  _________________________Attention:  _________________________

Tel:  ______________________________Tel:  ______________________________

Fax:  ______________________________Fax:  ______________________________

E-mail ___________________________E-mail:  ____________________________

With a copy to:

Attention:

Tel:

Fax:

E-mail:

Aggregate Purchase Price:$______________

Shares Purchased:_______________

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A – Registration Rights Agreement

Schedules

Schedule 4.1 – List of Subsidiaries

Schedule 4.3 – Capitalization

Schedule 4.8 – Material Adverse Changes

Schedule 4.10 – Breaches, Conflicts and Defaults

Schedule 4.11 – Tax Matters

Schedule 4.15 – Intellectual Property

Schedule 4.17 – Legal Proceedings

Schedule 4.18 – Undisclosed Liabilities

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of May 15, 2014,  is entered into by and among Bay Bancorp, Inc., a Maryland corporation (the “Company”), and the Holders (as defined in Section 1).   This Agreement is executed in connection with that certain Securities Purchase Agreement, date as of May 15, 2014, by and among the Company and the “Investors” named therein (the “Purchase Agreement”).

In consideration of the parties’ covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions.

In addition to those terms defined above and elsewhere in this Agreement, the following terms shall have the respective meanings indicated.  Capitalized terms used but not defined herein shall have the respective meanings specified in the Purchase Agreement.

“Advice” has the meaning set forth in Section 4.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning given such term in the introductory paragraph.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Maryland) on which banks are open for business in the States of New York or the State of Maryland.

“Closing Date” has the meaning set forth in Section 2(a).

“Common Stock” means the Company’s common stock, par value $1.00 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning given such term in the introductory paragraph.

“Cut-Back Shares” has the meaning set forth in Section 2(d).

“Delay Period” has the meaning set forth in Section 2(b).

“Effectiveness Period” has the meaning set forth in Section 2(c).

“Filing Deadline” has the meaning set forth in Section 2(a).

“free writing prospectus” shall have the meaning set forth in Rule 405 under the 1933 Act.

“Holder” means each person identified as a Holder on the signature pages hereto that is the record or beneficial owner of Registrable Securities, together with its successors and permitted assigns who become a party to this Agreement.

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Inspectors” has the meaning set forth in Section 4(j).

“Interruption Period” has the meaning set forth in Section 4.

“Losses” has the meaning set forth in Section 7(a).

“Marketing Materials” has the meaning set forth in Section 7(a).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any free writing prospectus.

“Purchase Agreement” has the meaning given such term in the introductory paragraph.

“Records” has the meaning set forth in Section 4(j).

“Registrable Securities” means (i) the Shares and (ii) any other securities issued or issuable with respect to or in exchange for Shares, including any shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares or

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acquired by way of any rights offering or similar offering made in respect of the Shares; provided that a security shall cease to be a Registrable Security upon (a) the sale of such Registrable Security pursuant to a Registration Statement or Rule 144 under the 1933 Act, (b) with respect to a Registrable Security held by any particular Person, when such Person is permitted to sell such Registrable Security without restriction pursuant to Rule 144 or (c) when the Registrable Security is resold to the Company for cash or otherwise ceases to be issued and outstanding.

“Registration” means registration under the 1933 Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.  The term “Registration Statement”  shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

“Required Holders” means the Holders beneficially owning a majority of the Registrable Securities.

“Restrictions Termination Date” has the meaning set forth in Section 2(d).

“road show” means any “road show” as defined in Rule 433 under the 1933 Act, including an electronic road show.

“Scheduled Black-Out Period” means the period from and including the fifteenth (15th) day of the third (3rd) month of a fiscal quarter of the Company to and including the Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the 1933 Act.

“SEC Restrictions” has the meaning set forth in Section 2(d).

“Shares” means the shares of Common Stock sold and issued to the Holders pursuant to the Purchase Agreement.

“Shelf Registration” means a Registration providing for the sale of Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act.

“underwritten registration” or “underwritten offering” means a registration under the 1933 Act in which securities of the Company are sold to an underwriter for reoffering to the public.

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“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Mandatory Registration.

(a) Filing of Registration Statement.  Promptly following the closing of the purchase and sale of the Shares contemplated by the Purchase Agreement (the “Closing Date”) but no later than sixty (60) days after the Closing Date (the “Filing Deadline”), the Company shall file with the SEC a Registration Statement on the appropriate form for the Registration and sale of the Registrable Securities; provided,  however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, then the Filing Deadline shall be extended to the next day on which the Commission is open for business.  Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A;  provided,  however, that no Holder shall be named as an “underwriter” in the Registration Statement without such Holder’s prior written consent.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other security holder of the Company without the prior written consent of the Required Holders; provided,  however, that the Company may, without the consent of the Required Holders, include in such Registration Statement the securities of the Company subject to that certain Registration Rights Agreement, dated as of April 19, 2013, by and between the Company and Financial Services Partners Fund I, LLC (the “FSPF Shares”).

(b) Delay.  The Company shall be entitled to postpone the filing of the Registration Statement pursuant to Section 2(a) or suspend, after its effectiveness, the use of such Registration Statement (i) during any Scheduled Black-Out Periods or (ii) as otherwise required by the Company, for a reasonable period (each, a “Delay Period”), if, in the case of clause (ii), the Board of Directors of the Company determines in good faith and in the Board of Directors’ reasonable judgment that the Registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the relevant Holder(s) written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided,  however, that, in the case of clause (ii) above, (A) the aggregate number of days included in all Delay Periods (other than any Scheduled Black-Out Periods) during any consecutive twelve (12) months shall not exceed the aggregate of (x) ninety (90) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (B) a period of at least forty-five (45) days shall elapse between the termination of any Delay Period (other than any Scheduled Black-Out Period) or Interruption Period and the commencement of the immediately succeeding Delay Period (other than any Scheduled Black-Out Period).  The Company shall not be entitled to initiate or continue a Delay Period unless it shall (x) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security

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holders and (y) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company.

(c) Effectiveness.  After filing the Registration Statement contemplated by Section 2(a), the Company shall thereafter use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable, but in no event later than five (5) Business Days after the (i) date on which the SEC informs the Company that no review of the Registration Statement will be made or (ii) if the SEC reviews the Registration Statement, the date on which the SEC informs the Company that it has completed its review.  Following its effectiveness, the Company shall use commercially reasonable efforts to keep the Registration Statement filed pursuant to Section 2(a) continuously effective and usable for the resale of the Registrable Securities covered thereby (A) in the case of a Registration that is not a Shelf Registration, for a period of one hundred eighty (180) days from the date on which the SEC declares such Registration Statement effective and (B) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, in either case until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement; provided,  however, the time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration, with such period and any extension thereof hereinafter referred to as the “Effectiveness Period”.

(d) Rule 415 Cut-Back.  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities and/or the FSPF Shares in a Registration Statement required by Section 2(a) is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Holder to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”.  The Holders shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto.  No such written submission shall be made to the SEC to which the Holders’ counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(b), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities and/or the FSPF Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the Registration and resale of the Registrable Securities and/or the FSPF Shares as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided,  however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder.  Any cut-back imposed on the Holders pursuant to this Section 2(b) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree.  From and after the date on which the Company is able to effect the Registration of such Cut Back Shares in accordance with any SEC Restrictions (“Restrictions Termination Date”), all of the provisions of this Section 2 shall again be applicable to such Cut Back Shares; provided,

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however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restrictions Termination Date.
3. Piggyback Registration.

(a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the 1933 Act with respect to a public offering by the Company of securities of the same type as the Registrable Securities (other than a registration statement (i) on Form S-8 or Form S-4 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering officers or directors of the Company or its Affiliates), then the Company shall give written notice of such proposed filing to the Holders (other than, in the event of a Registration pursuant to Section 2, to any Holder intending to include Registrable Securities in such Registration) at least fifteen (15) days before the anticipated filing date.  Such notice shall offer such Holders the opportunity to register such amount of Registrable Securities as they may request (a “Piggyback Registration”).  Subject to Section 3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein on or before the fifth (5th) Business Day before the contemplated Registration.  Each such Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b) Priority on Piggyback Registrations.  The Company shall permit such Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other persons included therein.  Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), and the Company shall include in such Registration only such number of securities that in the reasonable opinion of such underwriter or underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, solely in the case of a Piggyback Registration relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, in the case of a Registration pursuant to Section 2, any Registrable Securities of any Holders, and (iii) third, Registrable Securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto pro rata on the basis of the number of Common Stock Equivalents requested to be Registered by each such Holder or other holder participating in such offering.

(c) Right To Abandon.  Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.  Any such determination not to file or to withdraw such a registration statement shall

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not affect the obligations of the Company to pay or to reimburse all Registration Expenses pursuant to Section 5.
4. Registration Procedures.

In connection with the Registration obligations of the Company pursuant to and in accordance with, but subject to, Section 2 and Section 3, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders’ intended method or methods of distribution thereof, and, subject to the Company’s right to terminate or abandon a Registration pursuant to Section 3(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the 1933 Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the 1933 Act (provided that the Company shall be deemed to have complied with this Section if it has complied with Rule 158 under the 1933 Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; provided,  however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the 1934 Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Holders of Registrable Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

(c) notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the

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happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(e) if requested by a Holder, furnish to the Holder of any Registrable Securities covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and, if requested by a Holder, deliver, without charge, such number of copies of the preliminary Prospectus, any amended preliminary Prospectus, any free writing prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the 1933 Act;

(f) prior to any public offering of Registrable Securities covered by such Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Holders of such Registrable Securities shall reasonably request in writing; provided,  however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

(g) upon the occurrence of any event contemplated by Section 4(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;

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(i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement, which are in a form eligible for deposit with American Stock Transfer & Trust Company;

(j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its Affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities including, without limitation, to allow such Holder or underwriter to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act; provided,  however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; and provided further that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), each Holder of Registrable Securities agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;

(k) not later than the effective date of a Registration Statement, the Company shall provide to the Holders the CUSIP number for all Registrable Securities; and

(l) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Securities being sold), addressed to each selling Holder of Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial

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statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 7, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder’s intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing.  If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder’s Registrable Securities from such Registration Statement.  Notwithstanding the foregoing, in no event shall any Holder be required to provide any information about its investors unless required by the SEC to do so.

Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v) and/or any Scheduled Black-Out Period, that such Holder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g), or until such Holder is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

Each Holder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary Prospectus, free writing prospectus, road show or Prospectus in connection with the offering of such Registrable Securities.

5. Registration Expenses.  Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (a) all registration and filing fees, including filing fees imposed by The NASDAQ Stock Market, (b) all fees and expenses of

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compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (c) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (d) messenger, telephone and delivery expenses, (e) fees and disbursements of counsel for the Company, (f) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (g) fees and disbursements of one counsel, other than the Company’s counsel, selected by Holders of a majority of the Registrable Securities being registered, to represent all such Holders, (h) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any road show which are customarily paid or reimbursed by issuers, (i) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (j) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement (collectively, the “Registration Expenses”).  Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

6. Underwriting Requirements.

(a) Subject to Section 6(c), any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

(b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Securities to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering.  In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

(c) In the case of any Piggyback Registration that is an underwritten offering, no Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall reasonably determine; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of the shares to be sold pursuant to such underwriting) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 7.

7. Indemnification; Liquidated Damages.

(a) Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or

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Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto in any preliminary Prospectus, any free writing prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the 1933 Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use in the Marketing Materials, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration; provided,  however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon:  (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (1) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the Person asserting the claim from which such Losses arise and (2) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; (B) an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus if (1) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (2) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities; or (C) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder in writing specifically for use in the Prospectus or the Registration Statement of which the Prospectus forms a part.

(b) Indemnification by Holder of Registrable Securities.  In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Holders and to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (i) any untrue

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or alleged untrue statement of a material fact contained in the Marketing Materials or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and is consistent with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Marketing Materials.  No Holder shall be held liable for any damages in excess of the total amount of proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of such Holder’s proportionate share of all underwriting discounts and commissions) under that particular Registration Statement.

(c) Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided,  however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party;  provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (A) the Indemnifying Party agrees to pay such fees and expenses; (B) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (C) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (i)(C) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

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(d) Contribution.  If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(d).  Notwithstanding the provision of this Section 7(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Rule 144 Information.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the 1934 Act.

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act.

(c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the 1933 Act, and of the 1933 Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

9. 14

Miscellaneous.

(a) Limitations on Subsequent Registration Rights.  The Company shall not grant registration rights to any Person which are senior to or  pari passu  with the registration rights granted to Holders hereunder unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

(b) Termination.  This Agreement and the obligations of the Company and the Holders hereunder (other than with respect to Section 7) shall terminate on the first date on which no Registrable Securities remain outstanding.

(c) Notices.  All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) when sent by email to the party to be notified at the email address set forth below; (iv) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (v) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

All notices, requests, waivers and other communications required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier; in all cases addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Bay Bancorp, Inc.

2328 West Joppa Road, Suite 325

Lutherville, Maryland 21093

Attention:  Kevin B. Cashen, President and CEO

Fax:  (410) 494-2589

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With a copy to:

Gordon Feinblatt LLC

233 East Redwood Street

Baltimore, Maryland 21202

Attention:  Andrew Bulgin, Esq.

Fax:  (410) 576-4196

If to any Holder:

To the name and address set forth on the signature page hereto of such Holder, or such other address such Holder has provided to the Company in writing in accordance with this Section 9(c).

Any party may change its address for purposes of notice hereunder by giving ten (10) days’ notice of such change to all other parties in the manner provided in this Section 9(c).

(d) Severability.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(e) Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.  The rights to cause the Company to register Registrable Securities pursuant to Section 2 and Section 3 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities,  provided  that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; and (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder.  No transfer or assignment will divest a Holder or any subsequent owner of any rights or powers hereunder unless all Registrable Securities are transferred or assigned.

(f) Specific Performance.  The Company acknowledges and agrees that (i) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (ii) remedies at law would not be adequate to compensate the non-breaching party.  Accordingly, the Company agrees that each Holder of Registrable Securities shall have the right, in addition to any other rights and remedies existing in its favor  to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder.

(g) Entire Agreement.  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

(h) Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has

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obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

(i) Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

(j) Expenses.  Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses except as otherwise set forth herein.

(k) Interpretation.
(i) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(iii) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv) When a reference is made in this Agreement to a Section, subsection, clause, paragraph, Exhibit or Schedule, such reference is to a Section, subsection, clause, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(v) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation” unless otherwise specified.
(vi) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of an original of this Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

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(m) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of Maryland.

(n) Submission to Jurisdiction; Waiver of Venue.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY MARYLAND STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN MARYLAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT HEREUNDER OR RELATING HERETO, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OF PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH MARYLAND STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH OF THE PARTIES HERETO ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY SUCH MARYLAND STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(o) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE PERFORMANCE OR ENFORCEMENT THEREOF.

(p) Time of the Essence; Calculation of Time Periods.  The parties agree that time shall be of the essence in the performance of the Company’s obligations hereunder.  Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays;  provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

[Signature Pages Follow]

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[Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:BAY BANCORP, INC.

By:/s/ Kevin B. Cashen

Name:Kevin B. Cashen

Title:President/CEO

[Holder Signature Page Immediately Follows]

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Counterpart Signature Page

FOR ENTITY HOLDERS:FOR INDIVIDUAL HOLDERS:

_____________________________Signature: ___________________________

[Name of Entity]Name: ______________________________

By:  __________________________

Name: ___________________________

Title:   __________________________

ADDRESS FOR DELIVERY:ADDRESS FOR NOTICE IF DIFFERENT:

_________________________________

__________________________________________________________________

Attention:  _________________________Attention:  _________________________

Tel:  ______________________________Tel:  ______________________________

Fax:  ______________________________Fax:  ______________________________

E-mail ___________________________E-mail:  ____________________________

With a copy to:

Attention:

Tel:

Fax:

E-mail:

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EXHIBIT A

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b)(3) promulgated under the Securities Act or other applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.  The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of the Company’s common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the Company’s common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  The Company will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of the Company’s common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.  In addition, to the extent applicable, the Company will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company has agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

The Company has agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the shares may be sold without restriction pursuant to Rule 144 under the Securities Act.